Exhibit 1.4

(Translation)

REGULATIONS OF THE AUDIT & SUPERVISORY BOARD OF

RICOH COMPANY, LTD.

(Purpose)

Article 1.	These Regulations of the Audit & Supervisory Board (the “Regulations”) shall govern the matters concerning the Audit & Supervisory Board of Ricoh Company, Ltd. (the “Company”) pursuant to the applicable laws and ordinances and the Articles of Incorporation of the Company.
(Composition)
Article 2.	(1) The Audit & Supervisory Board shall be composed entirely of Audit & Supervisory Board Members of the Company.

(2) The Audit & Supervisory Board shall have full-time Audit & Supervisory Board Members.

(3) In addition to the requirement of the preceding paragraph, the Audit & Supervisory Board shall have a Chairman (a “Chairman”) and a Specified Audit & Supervisory Board Member as defined in Article 7 hereof.
(Objectives of the Audit & Supervisory Board)
Article 3.	The objective of the Audit & Supervisory Board shall be to receive reports, discuss and resolve on matters of importance relating to audits; provided, however, nothing provided for in this article shall preclude an Audit & Supervisory Board Member from exercising his or her powers as an Audit & Supervisory Board Member.
(Duties of the Audit & Supervisory Board Members)
Article 4.	The Audit & Supervisory Board shall perform the following duties; provided, however, nothing in Item 3 below shall preclude an Audit & Supervisory Board Member from exercising his or her powers as an Audit & Supervisory Board Member.

	1.	Prepare audit reports;

	2.	Appoint and remove full-time Audit & Supervisory Board Members; and

3.	Determine audit policies, investigation methods as to the state of the Company’s business and assets and other matters relating to the exercise of Audit & Supervisory Board Members’ duties.

(Appointment and Removal of Full-Time Audit & Supervisory Board Members)

Article 5.	The Audit & Supervisory Board shall, by resolution, appoint full-time Audit & Supervisory Board Members from among Audit & Supervisory Board Members or remove full-time Audit & Supervisory Board Members.

(Chairman)

Article 6.	(1) The Audit & Supervisory Board shall, by resolution, determine a Chairman from among Audit & Supervisory Board Members.

(2) The Chairman shall, in addition to the duties set forth in Article 9, Paragraph 1 below, carry out duties that are delegated to him or her by the Audit & Supervisory Board; provided, however, the Chairman shall not preclude an Audit & Supervisory Board Member from exercising his or her powers as an Audit & Supervisory Board Member.

(3) The term of the Chairman shall be for one year from the meeting of the Audit & Supervisory Board held after completion of the ordinary general meeting of shareholders.

(Specified Audit & Supervisory Board Member)
Article 7.	(1) The Audit & Supervisory Board shall, by resolution, determine an individual (the “Specified Audit & Supervisory Board Member”) who shall carry out the following duties:

	1.	Receive from Directors business reports and supplementary statements attached thereto as well as accounts-related documents, which shall be received by each Audit & Supervisory Board Member, and distribute such documents to other Audit & Supervisory Board Members;

	2.	Provide notice of the contents of the audit report prepared by the Audit & Supervisory Board concerning business reports and supplementary statements attached thereto to a Director designated as the recipient of such notice (the “Specified Director”);

	3.	Agree with the Specified Director as to the date on which notice set forth in the previous paragraph shall be provided;

	4.	Receive notice on the contents of accounting audit reports from the accounting auditors and notify the contents of such accounting audit reports to other Audit & Supervisory Board Members;

	5.	Notify the Specified Director and accounting auditors of the contents of the audit report prepared by the Audit & Supervisory Board relating to the accounts-related documents; and

	6.	Agree with the Specified Director and accounting auditor as to the date on which notice of the contents of the accounting audit report from the accounting auditor shall be received.

(2) The Specified Audit & Supervisory Board Member shall be a full-time Audit & Supervisory Board Member.
(Holding of Meetings)
Article 8.	As a general rule, meetings of the Audit & Supervisory Board shall be held at least once every three (3) months; provided, however, meetings may be held from time to time whenever necessary.
(Convener of Meetings)
Article 9.	(1) The Chairman shall convene and conduct the meetings of the Audit & Supervisory Board.

(2) An Audit & Supervisory Board Member may request that the Chairman convene a meeting of the Audit & Supervisory Board.

(3) In the event that the Chairman does not convene a meeting of the Audit & Supervisory Board, despite a request made pursuant to the preceding paragraph, the Audit & Supervisory Board Member who made the request may convene and conduct the meeting himself or herself.
(Convocation Procedures)
Article 10.	(1) To convene a meeting of the Audit & Supervisory Board, a notice of convocation shall be dispatched to each Audit & Supervisory Board Member at least three (3) days prior to the date of such meeting.

(2) A meeting of the Audit & Supervisory Board may be held without following the convocation procedures, with the unanimous resolution of all of the Audit & Supervisory Board Members.

(Method of Resolution)
Article 11.	(1) A resolution of the Audit & Supervisory Board shall be adopted by a majority vote of all Audit & Supervisory Board Members; provided, however, resolution of matters set forth in Article 19, Paragraph 2 (removal of accounting auditors), Article 24, Paragraph 1 (partial exemption from liability for Officers, etc.) and Article 25, Paragraph 1 (auxiliary intervention in a derivative action by shareholders) shall be adopted unanimously.

(2) Prior to adopting a resolution, Audit & Supervisory Board Members shall deliberate upon matters based on sufficient information and materials.
(Resolutions Relating to Audit Policies, etc.)
Article 12.	(1) The Audit & Supervisory Board shall, by resolution, establish matters such as the audit policy, audit plan, audit method and assignment of duties.

(2) In addition to the matters provided in the preceding paragraph, the Audit & Supervisory Board shall resolve such other matters it deems necessary for performing its duties, such as the budget for audit expenses and expenses relating to independent outside advisors.

(3) The Audit & Supervisory Board shall adopt resolutions, as it deems necessary, concerning the contents of the structures listed below and request Directors of the Company to develop these structures.

	1.	Matters relating to employees who shall assist the Audit & Supervisory Board Members in performing their duties;

	2.	Matters relating to the independence of the employees provided in the preceding item from Directors;

	3.	A structure under which Directors and employees shall report to Audit & Supervisory Board Members and other structures relating to reports to Audit & Supervisory Board Members; and

	4.	Other structures to ensure the effective audit by the Audit & Supervisory Board Members.

(Regular Meetings, etc. with Representative Director(s))
Article 13.	(1) The Audit & Supervisory Board shall regularly meet with the Representative Director(s) in an effort to foster mutual awareness by exchanging opinions on such matters as those that the Company shall address, improvements to the environment in which audits are conducted by the Audit & Supervisory Board Members and issues of importance in conducting audits, and requesting modifications that it deems necessary.

(2) The Audit & Supervisory Board shall explain to the Representative Director(s) and, to the Board of Directors the audit policies and audit plans as well as results of the audit.

(3) In addition to the matters as required by law, the Audit & Supervisory Board shall, upon consultation with Directors, determine the matters on which the Board of Directors and employees shall report to the Audit & Supervisory Board in accordance with the structures provided in Paragraph 3, Item 3 of the preceding article, and shall receive reports on such matters.
(Reports to the Audit & Supervisory Board)
Article 14.	(1) An Audit & Supervisory Board Member shall regularly and from time to time, or when requested by the Audit & Supervisory Board, report to the Audit & Supervisory Board on the status of performance of his or her duties.

(2) An Audit & Supervisory Board Member who has received a report from an accounting auditor, Director, employee of the Audit Office or any other person shall report thereon to the Audit & Supervisory Board.

(3) The Audit & Supervisory Board shall request reports from accounting auditors, Directors, employees of the Audit Office and such other persons as it deems necessary.

(4) In connection with the preceding three (3) paragraphs, in the event an Audit & Supervisory Board Member, accounting auditor, Director, an employee of the Audit Office or any other person notifies all Audit & Supervisory Board Members of matters that should be reported to the Audit & Supervisory Board, such matters shall not be required to be reported to the Audit & Supervisory Board.

(Measures to be Taken upon the Receipt of Reports)
Article 15.	If the Audit & Supervisory Board receives a report as to the matters listed below, it shall conduct the necessary investigation and take measures appropriate to the circumstance:

	1.	A report from a Director regarding a discovery of a fact that may cause significant damage to the Company;

	2.	A report from an accounting auditor regarding a discovery of an improper action by a Director in carrying out his or her duties or a discovery of a material fact such that it may result in a breach of the laws and ordinances or the Articles of Incorporation; or

	3.	A report from a Director or an employee on matters that have previously been discussed and decided upon with the Directors.
(Measures to be Taken against Internal and External Claims and Accusations)
Article 16.	(1) The Audit & Supervisory Board may delegate part of its duties to accept, retain and handle claims or accusations relating to inadequacies in accounting, internal accounting controls or auditing to Internal Management & Control Division.

(2) In the event that the Audit & Supervisory Board receives from the Internal Management & Control Division or others a report on claims and accusations set forth in the previous paragraph concerning the matters listed below, provisions set forth in the previous article shall apply MUTATIS MUTANDIS:

	1.	Violations of Article 356 of the Companies Act of Japan (Restrictions on Competition and Conflicting Interest Transactions);

	2.	Derivative actions by shareholders;

	3.	Important matters affecting the business performance of the Company; and

	4.	Other material violations relating to compliance or material inadequacies relating to accounting, internal accounting controls or auditing.
(Preparation of Audit Reports)
Article 17.	(1) The Audit & Supervisory Board shall, based upon audit reports prepared by each Audit & Supervisory Board Member, deliberate upon and prepare the audit report of the Audit & Supervisory Board.

(2) In the event that the contents of the Audit & Supervisory Board’s audit report differ from the contents of audit reports prepared by each Audit & Supervisory Board Member and an Audit & Supervisory Board Member requests that the contents of his or her audit report be quoted in the audit report of the Audit & Supervisory Board, such contents shall be so quoted.

(3) Each Audit & Supervisory Board Member shall sign or affix his or her seal (including electronic signature) on the Audit & Supervisory Board Members’ audit report. Full-time Audit & Supervisory Board Members and outside Audit & Supervisory Board Members shall note or record in the audit report that they are a full-time Audit & Supervisory Board Member or an outside Audit & Supervisory Board Member, as appropriate.

(4) In the event that the Company prepares extraordinary accounting documents or consolidated accounting documents, the provisions of the preceding three (3) paragraphs shall apply MUTATIS MUTANDIS to the preparation of such documents.
(Consent etc., Concerning the Appointment of Audit & Supervisory Board Members)
Article 18.	(1) The following matters concerning the appointment of Audit & Supervisory Board Members shall be resolved at a meeting of the Audit & Supervisory Board:

	1.	Consent to the submission of a proposal concerning the appointment of Audit & Supervisory Board Members to a general meeting of shareholders;

	2.	Request the inclusion of the appointment of a Audit & Supervisory Board Member in the agenda of a general meeting of shareholders; and

	3.	Request the submission of a proposal concerning the appointment of an Audit & Supervisory Board Member to a general meeting of shareholders.

(2) The preceding paragraph shall also apply MUTATIS MUTANDIS to the appointment of an alternate Audit & Supervisory Board Member to fill vacancies of outside Audit & Supervisory Board Members.
(Consent etc. Concerning the Appointment of Accounting Auditors)
Article 19.	(1) The following matters concerning the appointment, removal or non-reappointment of accounting auditors shall be resolved at a meeting of the Audit & Supervisory Board:

	1.	Consent to the submission of a proposal concerning the appointment of accounting auditors to a general meeting of shareholders;

	2.	Consent to the inclusion of the removal or non-reappointment of an accounting auditor in the agenda of a general meeting of shareholders;

	3.	Request the submission of a proposal concerning the appointment of an accounting auditor to a general meeting of shareholders;

	4.	Request the inclusion of the appointment, removal or non-reappointment of an accounting auditor in the agenda of a general meeting of shareholders; and

	5.	Appointment of a person who shall temporarily perform the duties of an accounting auditor in the case of its absence.

(2) In the event that the Audit & Supervisory Board is to remove an accounting auditor based upon reasons provided for by statute, the Audit & Supervisory Board shall do so by unanimous resolution. In such case, the Audit & Supervisory Board Member appointed by the Audit & Supervisory Board must report on the removal and the reasons therefor at the first general meeting of shareholders held after such removal.

(3) The consent contemplated in the preceding paragraph may be obtained in writing or by electronic record when there is an urgent need to do so.
(Resolutions Concerning the Appointment and Removal of Independent Outside Advisors)
Article 20.	The appointment and removal of independent outside advisors shall be by a resolution of the Audit & Supervisory Board.
(Consent to Remuneration, etc. of the Accounting Auditor)
Article 21.	Consent to the remuneration, etc. of the accounting auditor or any person who shall temporarily perform the duties of an accounting auditor payable by the Company or its subsidiaries shall be obtained by a resolution of the Audit & Supervisory Board.
(Report and Confirmation of the Contents of the Annual Securities Report and Annual Report)
Article 22.	The Audit & Supervisory Board shall receive reports from the Disclosure Committee as to the Annual Securities Report prepared pursuant to the Securities and Exchange Law of Japan, as amended, and the Annual Report on Form 20-F prepared pursuant to the United States Securities Exchange Act of 1934, as amended, and confirm its contents.

(Pre-Approval Relating to the Independence of Accounting Auditors)
Article 23.	(1) The Audit & Supervisory Board shall pre-approve the audit services and non-audit services to be provided to the Company and its subsidiaries by accounting auditors.

(2) The Audit & Supervisory Board shall establish the “Audit and Non-Audit Services Pre-Approval Policy” as its policies and procedures for pre-approval.

(3) The Audit & Supervisory Board may, by resolution, delegate power to pre-approve non-audit services to an outside Audit & Supervisory Board Member.
(Consent Relating to the Partial Exemption from Liability for Officers, etc.*)
Article 24.	(1) The consent of the Audit & Supervisory Board as to matters listed below shall be obtained by a unanimous resolution adopted by all Audit & Supervisory Board Members:

	1.	Submission of proposals concerning the partial exemption from liability for Officers, etc. to a general meeting of shareholders;

	2.	Submission of proposals concerning an amendment to the Articles of Incorporation, which shall empower the Board of Directors to partially exempt Officer, etc. from liability by a resolution at a meeting of the Board of Directors, to a general meeting of shareholders;

	3.	Submission of proposals concerning the partial exemption from liability of Officers, etc. to the Board of Directors meeting, in accordance with the Articles of Incorporation; and

	4.	Submission of proposals concerning an amendment to the Articles of Incorporation, which enables the Company to enter into an agreement with outside Officers, etc. to partially exempt him or her from liability, to a general meeting of shareholders.

(2) The consent contemplated in the preceding paragraph may be obtained in writing or by electronic record when there is an urgent need to do so.

(Consent to Auxiliary Intervention)
Article 25.	(1) The consent of the Audit & Supervisory Board concerning the Company’s auxiliary intervention for a Director who is a defendant in a derivative action by shareholders shall be obtained by a unanimous resolution at a meeting of the Audit & Supervisory Board, as provided in the previous article.
[*The term “Officers, etc.” used herein means Directors, accounting advisors and Audit & Supervisory Board Members as provided in Article 329, Paragraph 1 of the Corporation Act of Japan.]

(2) The consent contemplated in the preceding paragraph may be obtained in writing or by electronic record when there is an urgent need to do so.
(Deliberation Regarding the Exercise of Powers by Audit & Supervisory Board Members)
Article 26.	Audit & Supervisory Board Members may deliberate at a meeting of the Audit & Supervisory Board before they exercise their powers or fulfill their obligations with respect to the following matters:

	1.	Responses to inquiries to an Audit & Supervisory Board Member received from a shareholder in advance of a general meeting of shareholders;

	2.	Matters such as reports to the Board of Directors and requests to convene a meeting of the Board of Directors;

	3.	Items and documents to be submitted to a general meeting of shareholders and results of research relating to other matters;

	4.	Request for suspension of the acts of Directors that are outside the scope of the Company’s purpose or that are in violation of laws and ordinances or the Company’s Articles of Incorporation;

	5.	Statements of opinion regarding the appointment, removal, resignation and remuneration, etc. of Audit & Supervisory Board Members at a general meeting of shareholders;

	6.	Matters concerning lawsuits between the Company and Directors; and

	7.	Any other matters concerning the filing of lawsuits, etc.

(Deliberation on Remuneration)

Article 27.	Deliberation of the remuneration, etc. of Audit & Supervisory Board Members may, if all Audit & Supervisory Board Members have so consented, be conducted at a meeting of the Audit & Supervisory Board.
(Appointment a Senior Audit & Supervisory Board Member)
Article 28.	The Audit & Supervisory Board may, by its resolution, appoint Senior Audit & Supervisory Board Members.
(Minutes)
Article 29.	(1) The Audit & Supervisory Board shall prepare minutes for its meetings, which shall contain the matters listed below, and each Audit & Supervisory Board Member who attends the meeting shall sign or affix his or her seal (including electronic signature) on the minutes.

	1.	Date, time and location of the meeting (including the method of attendance of any Audit & Supervisory Board Member, Director or accounting auditor who was not at the location of the meeting but attended the meeting of the Audit & Supervisory Board);

	2.	Outline of the proceedings and the results thereof;

	3.	If an opinion or statement was made at the Audit & Supervisory Board meeting on any of the following matters, a summary of such opinion or statement:

(a) A report from a Director regarding a discovery of a fact that may cause significant damage to the Company; and

(b)    A report from an accounting auditor regarding a discovery of an improper action by a Director in carrying out his or her duties or a discovery of a material fact such that it may result in a breach of the laws and ordinances or the Articles of Incorporation.

	4.	The name or trade name of the Directors and the accounting auditors who were present at the meeting.

(2) If a report to the Audit & Supervisory Board is not required pursuant to the provisions of Article 14, Paragraph 4, the Audit & Supervisory Board shall prepare minutes setting forth the following items:

	1.	The content of matters that are determined to be unnecessary to be reported to the Audit & Supervisory Board;

	2.	The date on which the matters were determined to be unnecessary to be reported to the Audit & Supervisory Board; and

	3.	The name of the Audit & Supervisory Board Member who prepared the minutes.

(3) The Company shall maintain the minutes of Audit & Supervisory Board provided in the preceding two (2) paragraphs at its head office for the period of ten (10) years.
(Secretariat of the Audit & Supervisory Board)
Article 30.	The convocation of meetings of the Audit & Supervisory Board, drafting of the minutes and other matters concerning the administration of the meeting of the Audit & Supervisory Board shall be handled by employees that have the duty to support the Audit & Supervisory Board Members, such as the staff of the Audit & Supervisory Board Members.
(Auditing Standards of Audit & Supervisory Board Members)
Article 31.	Matters relating to the meetings of the Audit & Supervisory Board and audits by the Audit & Supervisory Board
Members shall comply with the laws and ordinances, the Articles of Incorporation and these Regulations, as well as the audit standards of the Audit & Supervisory Board Members determined by the Audit & Supervisory Board.
(Amendment to and Abolition of These Regulations)
Article 32.	Any amendment to or abolition of these Regulations shall be made by the Audit & Supervisory Board.

SUPPLEMENTARY PROVISIONS

1.	Date of Enactment: January 1, 2013

2.	Approved by: The Audit & Supervisory Board

3.	Established by: Chief of Audit & Supervisory Board Office

4.	Section in Charge: Audit & Supervisory Board Office

5.	History of Establishment and Amendments

Date of Establishment and Enactment:

November 1, 1978 (Chief of Audit Section)

Date of Enactment of Amendments:

June 29, 1982 (Chief of Audit Section)

Date of Enactment of Amendments:

June 29, 1994 (Chief of Audit Section)

Date of Enactment of Amendments:

May 1, 2002 (Chief of Audit Section)

Date of Enactment of Amendments:

May 1, 2003 (Chief of Audit Section)

Date of Enactment of Amendments:

October 17, 2003 (Chief of Audit Section)

Date of Enactment of Amendments:

February 25, 2005 (Chief of Audit Section)

Date of Enactment of Amendments:

June 28, 2006 (Chief of Audit Section)

Date of Enactment of Amendments:

January 1, 2010 (Chief of Corporate Auditors Office)

Date of Enactment of Amendments:

September 10, 2010 (Chief of Corporate Auditors Office)

February 2, 2011 (Chief of Corporate Auditors Office)

Date of Enactment of Amendments:

(changing the English designation of Corporate Auditor)

January 1, 2013 (Chief of Audit & Supervisory Board Office)